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                                                                Exhibit 10.22(b)


                                SECOND AMENDMENT


to the Development Agreement by and between Janssen Pharmaceutica International, a division of Cilag International AG, having its place of business in CH-6300 Zug, Switzerland ("JANSSEN") and Medisorb Technologies International, a Delaware limited partnership ("Medisorb"), which agreement has in the meantime been duly assigned from Medisorb to Alkermes Controlled Therapeutics Inc. II, 64 Sidney Street, Cambridge, MA 02139-4136, U.S.A. ("ACT II") by a deed of assignment dated March 1, 1996.

     WHEREAS, JANSSEN and ACT II desire to amend certain terms of the Development Agreement with respect to the continuation, management and further funding of the Development Program.

     NOW, THEREFORE, the parties agree to amend the Development Agreement as follows:

     1. In connection with Section 3 A., the Parties will undertake the development activities set forth in the Development Plan attached to this Amendment as Exhibit 1. Such activities will be undertaken in accordance with the time and event schedule specified in the Development Plan with a view to finalize the IRF within the timeframe provided for in Section 4 A. of the Development Agreement. The


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          Development Plan attached hereto cancels and supersedes the initial
          Development Program referred to in Section 3A of the Development Agreement.

     2.   Section 3 B. is hereby amended and replaced by the following:

          The development activities to be undertaken hereunder will be coordinated by a development team comprised of representatives of JANSSEN or JANSSEN's Affiliates and ACT II (hereinafter "The Development Team"). The Development Team will monitor and coordinate all scaling up efforts in the preparation of the commercial manufacturing process of the Product and all regulatory support efforts in the preparation of the IRF and the subsequent regulatory filings with national Health Authorities.

          In the event that the Parties would consider additional activities to be undertaken during the Development Program, such activities will be discussed at the level of the Development Team, and, if such activities are to be added to the Development Plan, a related budget will be agreed

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          by the Parties in accordance with the provisions of Section 3 D.

          The Development team will meet at regular intervals as agreed by both parties or upon the specific request of JANSSEN and at such locations as JANSSEN shall determine, or, at the option of either party, through video or telephone conferences. The Development Team shall endeavor to resolve all matters by consensus, each party having one vote. If the Development Team cannot reach an unanimous decision on any matter, such matter shall be resolved based on and consistent with JANSSEN's decision, it being understood that JANSSEN can not unilaterally change the terms of this Agreement or the Budget related to the Development Plan or decide that ACT II has to substantially increase its support in addition to the efforts already committed by ACT II in accordance with the current Development Plan.

     3.   Section 3 C. is hereby amended and replaced by the following:

          ACT II will use reasonable efforts to comply with its commitments under the Development Plan and

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          will dedicate sufficient staff with sufficient skills to support its efforts. ACT II will provide JANSSEN and JANSSEN's Affiliates represented in the Development Team with a monthly written report specifying the activities undertaken by it under the Development Plan.

          ACT II will also create detailed descriptions of any methodology, development formulation or processes related to development of Product in order to enable JANSSEN to prepare and file any regulatory approval and to assist in meetings with the regulatory authorities and to enable JANSSEN and/or ACT II as the case may be, to prepare and start up the commercial manufacturing process and the decision process related thereto.

     4.   Section 3 D. is hereby amended and replaced by the following:

          The parties have agreed on a budget in connection with the activities to be undertaken by ACT II hereunder and such budget forms part of the Development Plan (hereinafter "The Budget").


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          The Budget includes all the estimated costs to be reimbursed by
          JANSSEN to ACT II under the Development Plan, including the clinical trial supplies up to and including Phase III clinical trials. In April of each calendar year the Budget will be adjusted to the FTE (Full Time Equivalent) rate for the next following Alkermes (being ACT II's parent) fiscal year. Such FTE rate will be calculated by dividing the total expenses of Alkermes (being ACT II's parent) by the number of direct personnel. This personnel excludes G&A, finance, legal and human resources. Prior to implementing such new FTE rate, JANSSEN and ACT II will discuss the impact on the Budget of such new FTE-rate.

          In the event that as a result of additional activities to be undertaken by ACT II, the Budget would have to be revised, the parties will agree on such revision prior to ACT II starting any such activities.

          The Budget provides for the purchase of the capital items specified in
          Exhibit 2 attached hereto dedicated to the development of the Product for a total amount 1,860,000 USD. Such capital

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          items will be paid for by JANSSEN or its designee and ownership will reside with JANSSEN or the designee who paid for such capital items. Such capital items will be used by ACT II in its premises solely in relation to the development and manufacture of Product as provided for in the Development Plan and shall only be acquired after consultation and approval of JANSSEN. ACT II will be responsible for the maintenance of such capital items. All other capital items required by ACT II to perform the activities provided for in the Development Plan will be ACT II's obligation and responsibility.

          Upon termination of the Development Agreement for any reason whatsoever, the capital items paid for by JANSSEN or its designee will be transferred to JANSSEN or its designee, at JANSSEN's cost.

          ACT II will invoice JANSSEN on a monthly basis for the activities undertaken by it during the previous month. Together with such invoice, ACT II will send the monthly report detailing the efforts expended under the Development Plan during such month. JANSSEN will pay ACT II within thirty

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          (30) days following receipt of the invoice and the related report.

     This Second Amendment is deemed to be effective as from March 8, 1996.

          Since both JANSSEN and Janssen Pharmaceutica Inc., 1125
          Trenton-Harbourton Road, Titusville, NJ 08560, U.S.A., have exercised the option to enter into a License Agreement provided for in Section 6(A) of the Development Agreement, as duly amend by the First Amendment, Janssen Pharmaceutica Inc. will co-sign this Second Amendment, to indicate its agreement with the terms thereof.


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     WITNESS, the signature of all parties hereto by their duly authorized officers.

                                          JANSSEN PHARMACEUTICA
                                          INTERNATIONAL

                                          Date:  April 28, 1997

/s/ Erik Rombouts                         /s/ Heinz Schmid
-------------------------------------     -------------------------------------
(title) Division Manager                  (title)  General Manager
                                                   International Trading



                                          ALKERMES CONTROLLED
                                          THERAPEUTICS INC. II

                                          Date:


                                          /s/ Michael Landine
-------------------------------------     -------------------------------------
(title)                                   (title)  Vice President



                                          JANSSEN PHARMACEUTICA INC.

                                          Date:


                                          /s/ Paulo F. Costa
-------------------------------------     -------------------------------------
(title)                                   (title)  President



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